Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in these Registration Statements on Form S-8 (File No’s. 33-76372, 333-64691, 333-69044 and 333-103381) of our report dated January  28, 2003 relating to the financial statements and financial statement schedule of Monaco Coach Corporation, which appears in Monaco Coach Corporation’s Annual Report on Form 10-K for the fiscal year ended December 28, 2002.

/s/ PricewaterhouseCoopers LLP

Portland, Oregon
March 19, 2003